EXHIBIT (21)


                  GLEASON CORPORATION AND SUBSIDIARIES

                     SUBSIDIARIES OF THE REGISTRANT

                                          State or Country     Percent
        Subsidiary                        of Incorporation     Ownership

Gleason Foreign Sales Corporation         Barbados                100

The Gleason Works                         New York                100

    Alliance Tool Corporation             New York                100

    Gleason Works (Holdings) Limited      United Kingdom          100

        Gleason Works Limited             United Kingdom          100

    Gleason International
       Marketing Corporation              Delaware                100

    Gleason Corporation Sales             Michigan                100

    Gleason Australia (Services)
       Pty. Limited                       Australia               100

    Gleason - Hurth Maschinen
       und Werkzeuge GmbH                 Germany                 100

    Gleason Works (India) Private
            Limited                       India                   100